                                   EXHIBIT A


         Set forth below is the information required by Item 2 of Schedule 13D for each executive officer and director of Search Capital Group, Inc. and Search Capital Acquisition Corp.

                                           PRINCIPAL OCCUPATION, NAME OF
NAME                                       EMPLOYER AND BUSINESS ADDRESS                  CITIZENSHIP
----                                       -----------------------------                  -----------
George C. Evans                            Chairman of the Board, President,                  U.S.A.
                                           Chief Executive Officer and Director
                                           Search Capital Group, Inc.*

Anthony J. Dellavechia                     Senior Executive Vice President,                   U.S.A.
                                           Operations Director
                                           Search Capital Group, Inc.*
                                           President, Search Capital Acquisition Corp.*

Robert D. Idzi                             Senior Executive Vice President,                   U.S.A.
                                           Chief Financial Officer and Treasurer
                                           Search Capital Group, Inc.*
                                           Search Capital Acquisition Corp.*

Ellis A. Regenbogen                        Executive Vice President,                          U.S.A.
                                           General Counsel and Secretary
                                           Search Capital Group, Inc.*
                                           Search Capital Acquisition Corp.*

Andrew L. Tenney                           Executive Vice President, Marketing                U.S.A.
                                           Search Capital Group, Inc.*

Timothy G. Vorbeck                         Executive Vice President, Operations               U.S.A.
                                           Search Capital Group, Inc.*

Carolyn Malone                             Senior Vice President and Assistant Secretary      U.S.A.
                                           Search Capital Group, Inc.*

Joe B. Dorman                              Senior Vice President                              U.S.A.
                                           Search Capital Group, Inc.*

Andrew D. Plagens                          Vice President, Controller and                     U.S.A.
                                           Chief Accounting Officer
                                           Search Capital Group, Inc.*

Richard F. Bonini                          Senior Executive Vice President                    U.S.A.
                                           First Financial Caribbean Corporation
                                           570 Lexington Avenue, 40th Floor
                                           New York, New York  10022-6824

William H. T. Bush                         Chairman                                           U.S.A.
                                           Bush-O'Donnell & Co., Inc.
                                           101 South Handley Road, Suite 1025
                                           St. Louis, Missouri  63105





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

Luther H. Hodges, Jr.                      Private Investment Management                U.S.A.
                                           325 Brownell-Howland Road
                                           Santa Fe, New Mexico  87501

Frederick S. Hammer                        Partner                                      U.S.A.
                                           Inter-Atlantic Securities Corporation
                                           712 5th Avenue, 22nd Floor
                                           New York, New York  10019

James F. Leary                             Vice Chairman, Finance                       U.S.A.
                                           Search Capital Group, Inc.*

A. Brean Murray                            President                                    U.S.A.
                                           Brean Murray & Co., Inc.
                                           633 3rd Avenue, 11th Floor
                                           New York, New York  10017

Douglas W. Powell                          Chairman and CEO                             U.S.A.
                                           Dominion Capital Corporation
                                           5000  Quorum Drive, Suite 620
                                           Dallas, Texas  75240

Barry W. Ridings                           Managing Director                            U.S.A.
                                           Alex. Brown & Sons Incorporated
                                           1290 Avenue of the Americas
                                           10th Floor
                                           New York, New York  10104

______________________________
* The address for Search Capital Group, Inc. and Search Capital Acquisition Corp. is 700 North Pearl, Suite 400, Dallas, Texas 75201.





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